SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2006

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	000-5142	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue, 20th Floor New York, NY (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 17, 2006, Genco Shipping & Trading Limited (“the Company”) completed its acquisition of three drybulk vessels from affiliates of Franco Compania Naviera S.A. by taking delivery of the third such vessel, a 1998 Japanese-built Panamax vessel that is being named the Genco Surprise. The Company had entered into an agreement on July 10, 2006 for the acquisition of these vessels for an aggregate purchase price of $81.25 million. The other two vessels, a 1999 Japanese-built Panamax vessel that was named the Genco Acheron and a 1994 Japanese-built Handymax vessel that was named the Genco Commander, were delivered earlier in November 2006. Genco financed the acquisition of the three vessels through borrowings under its existing revolving credit facility. With the addition of these three vessels, Genco’s fleet consists of seven Panamax, eight Handymax, and five Handysize drybulk carriers, with a total carrying capacity of approximately 1,029,000 dwt and an average fleet age of nine years.

Item 7.01 Regulation FD Disclosure

The full text of the Company’s press release, dated November 20, 2006, announcing the delivery of the third vessel and the completion of the acquisition, is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to General Instruction B.2 of Form 8-K, all of the information contained in the accompanying Exhibit 99.1 shall be deemed to be “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description

99.1        Press Release dated November 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                GENCO SHIPPING & TRADING LIMITED
/s/ John C. Wobensmith
John C. Wobensmith Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

DATE: November 20, 2006

Exhibit Index

Exhibit No.    Description

99.1        Press Release dated November 20, 2006.

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